Exhibit 99.1

TENNECO REPORTS FIRST QUARTER 2018 RESULTS

•	Record-high first quarter revenue, outpacing industry production

•	Expects constant currency revenue growth of 8% in second quarter

•	Changed segment reporting to Clean Air, Ride Performance and Aftermarket

Lake Forest, Illinois, April 27, 2018 – Tenneco Inc. (NYSE: TEN) reported first quarter net income of $58 million, or $1.13 per diluted share. First quarter 2017 net income was $59 million, or $1.09 per diluted share. First quarter 2018 adjusted net income was $81 million, or $1.58 per diluted share, compared with $79 million, or $1.46 per diluted share last year.

Revenue

Total revenue in the first quarter was $2.574 billion, up 12% year-over-year, with revenue growth in Clean Air and Ride Performance. On a constant currency basis, total revenue increased 6% driven by higher volumes and incremental content on light vehicle, commercial truck and off-highway programs.

On a constant currency basis, value-add revenue increased 4% to $1.822 billion, significantly outpacing an industry production* decline of 1%. Ride Performance revenue increased 13%, global Aftermarket revenue was 3% lower, and Clean Air revenue rose 3% compared to last year.

EBIT **

First quarter EBIT (earnings before interest, taxes and noncontrolling interests) was $117 million, versus $121 million last year. Adjusted EBIT was $147 million, even with last year, driven by stronger volumes on light vehicle and commercial truck and off-highway applications and strong Clean Air incremental margins. However, steel commodity costs, the lower aftermarket revenues, and launch costs related to a major truck platform impacted margins.

	Q1 2018	Q1 2017
EBIT as a percent of revenue	4.5%	5.3%
EBIT as a percent of value-add revenue	6.1%	6.9%

Adjusted EBIT as a percent of revenue	5.7%	6.4%
Adjusted EBIT as a percent of value-add revenue	7.6%	8.4%

Cash

Cash generated by operations improved by $31 million year-over-year. During the quarter, the company returned $13 million to shareholders through a dividend payment of 25-cents per common share.

“Tenneco delivered record revenue for the quarter, significantly outpacing OE industry production, driven by higher Ride Performance revenues, including intelligent suspension growth, and double-digit gains in Clean Air commercial truck and off-highway revenue,” said Brian Kesseler, CEO Tenneco. “We also delivered record earnings per share despite margin pressure from last year’s tariff-driven steel cost increases, although there was a lower year-over-year impact as we continue to make progress on recovery mechanisms.”

-More-

Adjusted first quarter 2018 and 2017 results**

(millions except per share amounts)	Q1 2018				Q1 2017
	Net income attributable to Tenneco Inc.	Per Share	EBIT	EBITDA(1)(2)	Net income attributable to Tenneco Inc.	Per Share	EBIT	EBITDA(1)(2)
	$58	$1.13	$117	$176	$59	$1.09	$121	$173
Adjustments(2)
Restructuring and related expenses	8	0.16	12	12	14	0.25	15	14
Acquisition costs	11	0.21	13	13	—	—	—	—
Warranty charge	4	0.08	5	5	—	—	—	—
Pension charges / Stock vesting	—	—	—	—	7	0.13	11	11
Net tax adjustments	—	—	—	—	(1)	(0.01)	—	—

Adjusted Net income, EPS, EBIT, and EBITDA	$81	$1.58	$147	$206	$79	$1.46	$147	$198

(1)	EBITDA including noncontrolling interests.
(2)	Tables at the end of this press release reconcile GAAP to non-GAAP results.

OUTLOOK

Second quarter and full year 2018

Tenneco expects constant currency total revenue growth of 8% in the second quarter 2018, outpacing 5% light vehicle industry production* growth forecast. The company expects organic growth to outpace industry production* with higher light vehicle revenue, double-digit growth in commercial truck and off-highway revenue, and a stable contribution from the aftermarket segment.

The company reaffirmed its 2018 full year outlook, and expects 5% organic revenue growth, outpacing industry production* by 3 percentage points, and full year margins roughly in line with 2017.

Acquisition of Federal-Mogul

Tenneco signed a definitive agreement on April 10, 2018, to acquire Federal-Mogul, a leading global supplier to original equipment manufacturers and the aftermarket. Tenneco intends to separate the combined businesses into two independent, publicly traded companies through a tax-free spin-off to shareholders that will establish an aftermarket and ride performance company and a powertrain technology company.

The Federal-Mogul acquisition is expected to close in the second half of 2018, subject to regulatory and shareholder approvals and other customary closing conditions, with the separation expected to occur in the second half of 2019.

The transaction is expected to be value accretive with run-rate earnings synergies of at least $200 million and one-time working capital synergies of at least $250 million within 24 months of closing.

“Our acquisition of Federal-Mogul accelerates and expands on our strategies to deliver sustained, profitable growth, positioning the new companies to capitalize on trends that are fundamentally changing our industry,” said Kesseler. “Each company will have a unique competitive position to provide its customers with differentiated products and systems, drive profitable growth, and generate value for shareholders.”

*Source:	IHS Automotive April 2018 global light vehicle production forecast and Tenneco estimates.

**	Year-over-year earnings comparisons reflect revisions to prior period financial results for certain immaterial adjustments as described in Tenneco’s Form 10-Q/A for the period ended March 31, 2017.

Attachment 1

Statements of Income – 3 Months

Balance Sheets

Statements of Cash Flows – 3 Months

Attachment 2

Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months

Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months

Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway and other revenues – 3 Months

CONFERENCE CALL

The company will host a conference call on Friday, April 27, 2018 at 8:30 a.m. ET. The dial-in number is 888-807-9684 (domestic) or 412-317-5415 (international). The passcode is Tenneco Inc. call. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.investors.tenneco.com. A recording of the call will be available one hour following completion of the call on April 27, 2018 through May 4, 2018. To access this recording, dial 877-344-7529 (domestic), 855-669-9658 (Canada) or 412-317-0088 (international). The replay access code is 10119528. The purpose of the call is to discuss the company’s operations for the first fiscal quarter of 2018, as well as provide updated information regarding matters impacting the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

ANNUAL MEETING

The Tenneco Board of Directors has scheduled the corporation’s annual meeting of shareholders for Wednesday, May 16, 2018 at 10:00 a.m. CT. The meeting will be held at the corporate headquarters, 500 North Field Drive, Lake Forest, Illinois. The company will provide additional information regarding the acquisition of Federal-Mogul as part of the annual meeting. The record date for shareholders eligible to vote at the meeting is March 19, 2018.

About Tenneco

Tenneco is a $9.3 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 32,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of ride performance and clean air products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx™ and Clevite®Elastomer.

Revenue estimates in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco’s status as supplier for the existing program and its relationship with the customer. These revenue estimates are also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our revenue estimate methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. Certain elements of the restructuring and related expenses, legal settlements and other unusual charges we incur from time to time cannot be forecasted accurately. In this respect, we are not able to forecast EBIT (and the related margins) on a forward-looking basis without unreasonable efforts on account of these factors and the difficulty in predicting GAAP revenues (for purposes of a margin calculation) due to variability in production rates and volatility of precious metal pricing in the substrates that we pass through to our customers. For certain additional assumptions upon which these estimates are based, see the slides accompanying the April 27, 2018 webcast, which will be available on the financial section of the Tenneco website at www.investors.tenneco.com.

Safe Harbor

This release contains forward-looking statements. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this communication that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events and (ii) statements about our future business plans and strategy and other statements that describe Tenneco’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. These forward-looking statements are included in various sections of this communication and the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” and similar expressions (and variations thereof) are intended to identify forward-looking statements. Forward-looking statements included in this release concern, among other things, the proposed acquisition of Federal-Mogul LLC and related separation transactions, including the expected timing of completion of the proposed acquisition and spin-off; the benefits of the proposed acquisition and spin-off; the combined and separated companies’ respective plans, objectives and expectations; future financial and operating results; and other statements that are not historical facts. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements, including the risk that the acquisition transaction may not be completed in a timely manner or at all due to a failure to satisfy certain closing conditions, including any stockholder or regulatory approval or the failure to satisfy other conditions to completion of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; the outcome of any legal proceeding that may be instituted against Tenneco and others following the announcement of the transactions; the combined company may not complete the separation of the Aftermarket & Ride Performance business from the Powertrain Technology business (or achieve some or all of the anticipated benefits of such a separation); the proposed transactions may have an adverse impact on existing arrangements with Tenneco or Federal-Mogul, including those related to transition, manufacturing and supply services and tax matters; the amount of the costs, fees, expenses and charges related to the transactions may be greater than expected; the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the risk that the benefits of the transactions, including synergies, may not be fully realized or may take longer to realize than expected; the risk that the transactions may not advance the combined or separated companies’ respective business strategy; the risk that the combined company may experience difficulty integrating or separating all employees or operations; the potential diversion of Tenneco management’s attention resulting from the proposed transactions; as well as the risk factors and cautionary statements included in Tenneco’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the SEC.

In addition, the forward-looking statements contained herein pertaining to the company’s performance are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company’s plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) the cost and outcome of existing and any future claims, legal proceedings, or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;

(iv) changes in capital availability or costs, including increases in the company’s costs of borrowing (i.e., interest rate increases), the amount of the company’s debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(v) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;

(vi) changes in automotive and commercial vehicle manufacturers’ production rates and their actual and forecasted requirements for the company’s products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vii) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;

(viii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

(ix) the company’s continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans, including our current cost reduction initiatives, and to realize anticipated benefits from these plans;

(x) risk inherent in operating a multi-national company, including economic conditions, such as currency exchange and inflation rates, and political environments in the countries where we operate or sell our products, adverse changes in trade agreements, tariffs, immigration policies, political stability, and tax and other laws, and potential disruption of production and/or supply;

(xi) workforce factors such as strikes or labor interruptions;

(xii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(xiii) the negative impact of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products, and demand for off-highway equipment;

(xiv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xv) product warranty costs;

(xvi) the failure or breach of our information technology systems and the consequences that such failure or breach may have to our business;

(xvii) the company’s ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company’s customers and the market;

(xviii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xix) changes in accounting estimates and assumptions, including changes based on additional information;

(xx) the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved;

(xxi) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Unless otherwise indicated, the forward-looking statements in this release are made as of the date of this communication, and, except as required by law, Tenneco does not undertake any obligation, and disclaims any obligation, to publicly disclose revisions or updates to any forward-looking statements. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company’s SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2017.

Additional Information and Where to Find It

In connection with the proposed transaction between Tenneco Inc. (the “Company”) and Federal-Mogul LLC, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or other document(s) that the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, FEDERAL-MOGUL AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement and other relevant materials (when they become available), and any and all documents filed by the Company with the SEC may be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via the Company’s Investor Relations section of its website at investors.tenneco.com or by contacting Investor Relations by directing a request to the Company, Attention: Investor Relations, 500 North Field Drive in Lake Forest, Illinois 60045 or by calling (847) 482-5162.

Certain Information Regarding Participants

The Company and its respective directors and executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, and any interest they have in the proposed transaction, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2018, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 28, 2018. You may obtain these documents (when they become available) free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at the Company.

No Offers or Solicitations

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

###

Tenneco investor inquiries:

Linae Golla

847 482-5162 (office)

224 632-0986 (cell)

lgolla@tenneco.com

Tenneco media inquiries:

Bill Dawson

847 482-5807 (office)

224 280-4308 (cell)

bdawson@tenneco.com

TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

STATEMENTS OF INCOME

Unaudited

THREE MONTHS ENDED MARCH 31,

(Millions except per share amounts)

	2018		2017*
Net sales and operating revenues
OE Clean Air Division - Value-add revenues	$1,104		$1,008
OE Clean Air Division - Substrate sales	652		547
OE Ride Performance Division	513		428
Aftermarket Division	305		309

	$2,574		$2,292

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	2,198	(a) (b)	1,929	(d) (g)
Engineering, research and development	41	(a)	39
Selling, general and administrative	153	(a) (c)	141	(d) (e) (g)
Depreciation and amortization of other intangibles	59		52	(d)

Total costs and expenses	2,451		2,161

Loss on sale of receivables	(3)		(1)
Other income (expense)	(3)		(9	)(e) (g)

Total other income (expense)	(6)		(10)

Earnings before interest expense, income taxes, and noncontrolling interests
OE Clean Air Division	119	(a)	94	(d)
OE Ride Performance Division	8	(a) (b)	27	(d)
Aftermarket Division	35	(a)	42	(d)
Other	(45	)(c)	(42	)(d) (e)

	117		121

Interest expense (net of interest capitalized)	20		15

Earnings before income taxes and noncontrolling interests	97		106

Income tax expense	25		33	(f)

Net income	72		73

Less: Net income attributable to noncontrolling interests	14		14

Net income attributable to Tenneco Inc.	$58		$59

Weighted average common shares outstanding:
Basic	51.2		53.9

Diluted	51.5		54.2

Earnings per share of common stock:
Basic	$1.13		$1.10

Diluted	$1.13		$1.09

*	Financial results for 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-Q/A for the quarter ended March 31, 2017.
(a)	Includes restructuring and related charges of $12 million pre-tax, $8 million after tax and noncontrolling interests or $0.16 per diluted share. Of the amount, $9 million is recorded in cost of sales, $2 million is recorded in selling, general and administrative expenses and $1 million is recorded in engineering expenses. $1 million is recorded in the OE Clean Air Division, $9 million is recorded in the OE Ride Performance Division and $2 million is recorded in the Aftermarket Division.
(b)	Includes warranty charge of $5 million pre-tax, $4 million after tax or $0.08 per diluted share.
(c)	Includes acquisition costs of $13 million pre-tax, $11 million after tax or $0.21 per diluted share.
(d)	Includes restructuring and related charges of $15 million pre-tax, $14 million after tax or $0.25 per diluted share. Of the amount, $11 million is recorded in cost of sales, $3 million is recorded in selling, general and administrative expenses and $1 million is recorded in depreciation and amortization. $9 million is recorded in the OE Clean Air Division, $3 million is recorded in the OE Ride Performance Division, $2 million is recorded in the Aftermarket Division and $1 million is recorded in Other.
(e)	Includes pension and accelerated restricted stock vesting charges of $11 million pre-tax, $7 million after tax or $0.13 per diluted share. Of the amount, $5 million is recorded in selling, general and administrative expense and $6 million is recorded in other income (expense).
(f)	Includes net tax benefits of $1 million or $0.01 per diluted share primarily related to Q1 2017 adoption of Accounting Standard Update 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.
(g)	Includes retrospective adjustment of $9 million to reflect the effects of applying ASU 2017-07 Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost adopted in Q1 2018.

TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

BALANCE SHEETS

(Unaudited)

(Millions)

	March 31, 2018		December 31, 2017
Assets
Cash and cash equivalents	$288		$315
Restricted cash	2		3
Receivables, net	1,524	(a)	1,321	(a)
Inventories	911		869
Other current assets	340		291
Investments and other assets	441		428
Plant, property, and equipment, net	1,660		1,615

Total assets	$5,166		$4,842

Liabilities and Shareholders’ Equity
Short-term debt	$64		$83
Accounts payable	1,908		1,705
Accrued taxes	43		45
Accrued interest	10		14
Other current liabilities	419		419
Long-term debt	1,420	(b)	1,358	(b)
Deferred income taxes	12		11
Deferred credits and other liabilities	415		423
Redeemable noncontrolling interests	50		42
Tenneco Inc. shareholders’ equity	765		696
Noncontrolling interests	60		46

Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$5,166		$4,842

	March 31, 2018		December 31, 2017
(a) Accounts Receivables net of:
Europe - Accounts receivables factoring programs	$257		$218
North America - Accounts receivables factoring program	$136		$107

	March 31, 2018		December 31, 2017
(b) Long term debt composed of:
Borrowings against revolving credit facilities	$311		$244
Term loan A (Due 2022)	385		390
5.000% senior notes (Due 2026)	500		500
5.375% senior notes (Due 2024)	225		225
Other long term debt	(1)		(1)

	$1,420		$1,358

Tenneco Inc. and Consolidated Subsidiaries

Statements of Cash Flows

(Unaudited)

(Millions)

	Three Months Ended March 31,
	2018	2017*
Operating activities:
Net income	$72	$73
Adjustments to reconcile net income to net cash used by operating activities -
Depreciation and amortization of other intangibles	59	52
Stock-based compensation	5	9
Deferred income taxes	(1)	7
Loss on sale of assets	3	1
Changes in components of working capital-
(Inc.)/dec. in receivables	(223)	(159	)(a)
(Inc.)/dec. in inventories	(34)	(45)
(Inc.)/dec. in prepayments and other current assets	(45)	(57)
Inc./(dec.) in payables	189	93
Inc./(dec.) in accrued taxes	(3)	3
Inc./(dec.) in accrued interest	(3)	(5)
Inc./(dec.) in other current liabilities	(3)	(8)
Changes in long-term assets	(9)	(1)
Changes in long-term liabilities	(7)	5
Other	—	1

Net cash used by operating activities	—	(31)

Investing activities:
Proceeds from sale of assets	2	3
Cash payments for plant, property & equipment	(84)	(103)
Cash payments for software-related intangible assets	(5)	(6)
Proceeds from sales of factored receivables	34	22	(a)

Net cash used by investing activities	(53)	(84)

Financing activities:
Cash dividends	(13)	(13)
Repurchase of common shares	(2)	(3)
Purchase of common stock under the share repurchase program	—	(16)
Retirement of long-term debt	(6)	(6)
Net inc./(dec.) in bank overdrafts	(4)	3
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt and short-term borrowings secured by accounts receivable	77	117
Net inc./(dec.) in short-term debt secured by accounts receivable	(30)	20

Net cash provided by financing activities	22	102

Effect of foreign exchange rate changes on cash and cash equivalents	3	8

Decrease in cash, cash equivalents and restricted cash	(28)	(5)
Cash, cash equivalents and restricted cash, January 1	318	349	(b)

Cash, cash equivalents and restricted cash, March 31	$290	$344	(b)

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$23	$22
Cash paid during the period for income taxes (net of refunds)	25	15
Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$55	$50
Non-cash Investing and Operating Activities
Retained interest in receivables factored in the period	$37	$26

*	Financial results for 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-Q/A for the quarter ended March 31, 2017.
(a)	Retrospectively adjusted to reflect the effects of applying ASU 2016-15 on Statement of Cash Flows - Classification of certain cash receipts and cash payments (Topic 230) adopted in Q1 2018.
(b)	Retrospectively adjusted to reflect the effects of applying the ASU 2016-18 on Statement of Cash Flows - Restricted Cash adopted in Q1 2018.

TENNECO INC.

RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)

Unaudited

(Millions)

	Q1 2018
	Global Segments
	OE Clean Air	OE Ride Performance	Aftermarket	Total	Other	Total
Net income attributable to Tenneco Inc.						$58
Net income attributable to noncontrolling interests						14

Net income						72
Income tax expense						25
Interest expense (net of interest capitalized)						20

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	$119	$8	$35	$162	$(45)	117
Depreciation and amortization of other intangibles	37	17	5	59	—	59

Total EBITDA including noncontrolling interests (2)	$156	$25	$40	$221	$(45)	$176

	Q1 2017*
	Global Segments
	OE Clean Air	OE Ride Performance	Aftermarket	Total	Other	Total
Net income attributable to Tenneco Inc.						$59
Net income attributable to noncontrolling interests						14

Net income						73
Income tax expense						33
Interest expense (net of interest capitalized)						15

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	$94	$27	$42	$163	$(42)	121
Depreciation and amortization of other intangibles	33	15	4	52	—	52

Total EBITDA including noncontrolling interests (2)	$127	$42	$46	$215	$(42)	$173

*	Financial results for 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-Q/A for the quarter ended March 31, 2017.
(1)	U.S. Generally Accepted Accounting Principles.
(2)	EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company’s performance. In addition, Tenneco believes its investors utilize and analyze the company’s EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

TENNECO INC.

RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)

Unaudited

(Millions except per share amounts)

	Q1 2018				Q1 2017*
	Net income attributable to Tenneco Inc.	Per Share	EBIT	EBITDA (3)	Net income attributable to Tenneco Inc.	Per Share	EBIT	EBITDA (3)
Earnings Measures	$58	$1.13	$117	$176	$59	$1.09	$121	$173

Adjustments:
Restructuring and related expenses	8	0.16	12	12	14	0.25	15	14
Acquisition costs (4)	11	0.21	13	13	—	—	—	—
Warranty charge (5)	4	0.08	5	5	—	—	—	—
Pension charges / Stock vesting (6)	—	—	—	—	7	0.13	11	11
Net tax adjustments	—	—	—	—	(1)	(0.01)	—	—

Adjusted Net income, EPS, EBIT, and EBITDA	$81	$1.58	$147	$206	$79	$1.46	$147	$198

	Q1 2018
	Global Segments
	OE Clean Air	OE Ride Performance	Aftermarket	Total	Other	Total
EBIT	$119	$8	$35	$162	$(45)	$117
Restructuring and related expenses	1	9	2	12	—	12
Acquisition costs (4)	—	—	—	—	13	13
Warranty charge (5)	—	5	—	5	—	5

Adjusted EBIT	$120	$22	$37	$179	$(32)	$147

	Q1 2017*
	Global Segments
	OE Clean Air	OE Ride Performance	Aftermarket	Total	Other	Total
EBIT	$94	$27	$42	$163	$(42)	$121
Restructuring and related expenses	9	3	2	14	1	15
Pension charges / Stock vesting (6)	—	—	—	—	11	11

Adjusted EBIT	$103	$30	$44	$177	$(30)	$147

*	Financial results for 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-Q/A for the quarter ended March 31, 2017.
(1)	U.S. Generally Accepted Accounting Principles.
(2)	Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company’s financial results in any particular period.
(3)	EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company’s performance. In addition, Tenneco believes its investors utilize and analyze the company’s EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.
(4)	Costs related to Federal-Mogul acquisition.
(5)	Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.
(6)	Charges related to Pension derisking and the acceleration of restricted stock vesting in accordance with the long-term incentive plan.

TENNECO INC.

RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)

Unaudited

(Millions)

	Q1 2018
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Global OE Clean Air	$1,756	$652	$1,104	$64	$1,040
Global OE Ride Performance	513	—	513	31	482
Global Aftermarket	305	—	305	5	300

Total Tenneco Inc.	$2,574	$652	$1,922	$100	$1,822

	Q1 2017
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Global OE Clean Air	$1,555	$547	$1,008	$—	$1,008
Global OE Ride Performance	428	—	428	—	428
Global Aftermarket	309	—	309	—	309

Total Tenneco Inc.	$2,292	$547	$1,745	$—	$1,745

(1)	U.S. Generally Accepted Accounting Principles.
(2)	Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company’s revenues.

TENNECO INC.

RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES

Unaudited

(Millions except percents)

	Q1 2018 vs. Q1 2017 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change
Global OE Clean Air	$201	13%	$32	3%
Global OE Ride Performance	85	20%	54	13%
Global Aftermarket	(4)	(1%)	(9)	(3%)

Total Tenneco Inc.	$282	12%	$77	4%

TENNECO INC.

RECONCILIATION OF NON-GAAP MEASURES

Debt net of total cash / Adjusted LTM EBITDA including noncontrolling interests

Unaudited

(Millions except ratios)

		Quarter Ended March 31,
		2018		2017*
Total debt		$1,484		$1,519
Total cash, cash equivalents and restricted cash (total cash)		290		344

Debt net of total cash balances (1)		$1,194		$1,175

Adjusted LTM EBITDA including noncontrolling interests(2) (3)		$876		$841
Ratio of debt net of total cash balances to adjusted LTM EBITDA including noncontrolling interests(4)		1.4x		1.4x

	Q2 17	Q3 17	Q4 17	Q1 18	Q1 18 LTM
Net income (loss) attributable to Tenneco Inc.	$(3)	$83	$68	$58	$206
Net income attributable to noncontrolling interests	18	16	19	14	67
Income tax expense (benefit)	(8)	16	29	25	62
Interest expense (net of interest capitalized)	20	19	19	20	78
EBIT, Earnings before interest expense, income taxes and noncontrolling interests	27	134	135	117	413
Depreciation and amortization of other intangibles	55	58	59	59	231
Total EBITDA including noncontrolling interests(2)	82	192	194	176	644
Restructuring and related expenses	16	19	20	12	67
Goodwill impairment charge(5)	—	—	11	—	11
Pension charges (6)	—	—	2	—	2
Antitrust settlement accrual(7)	132	—	—	—	132
Warranty settlement (8)	7	—	—	—	7
Warranty charge (9)	—	—	—	5	5
Gain on sale of unconsolidated JV(10)	(5)	—	—	—	(5)
Acquisition costs(11)	—	—	—	13	13

Total Adjusted EBITDA including noncontrolling interests(3)	$232	$211	$227	$206	$876

	Q2 16*	Q3 16*	Q4 16*	Q1 17*	Q1 17* LTM
Net income attributable to Tenneco Inc.	$82	$179	$38	$59	$358
Net income attributable to noncontrolling interests	16	17	20	14	67
Income tax expense (benefit)	39	(70)	(3)	33	(1)
Interest expense (net of interest capitalized)	34	24	16	15	89
EBIT, Earnings before interest expense, income taxes and noncontrolling interests	171	150	71	121	513
Depreciation and amortization of other intangibles	52	53	53	52	210
Total EBITDA including noncontrolling interests(2)	223	203	124	173	723
Restructuring and related expenses	5	7	9	14	35
Pension charges / Stock vesting(6)	—	—	72	11	83

Total Adjusted EBITDA including noncontrolling interests(3)	$228	$210	$205	$198	$841

*	Financial results for 2016 and first quarter 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016 and Form 10-Q/A for the quarter ended March 31, 2017.
(1)	Tenneco presents debt net of total cash balances because management believes it is a useful measure of Tenneco’s credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.
(2)	EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company’s performance. In addition, Tenneco believes its investors utilize and analyze the company’s EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.
(3)	Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company’s financial results in any particular period.
(4)	Tenneco presents the above reconciliation of the ratio of debt net of total cash to LTM adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company’s ability to service its debt. For purposes of this calculation, LTM adjusted EBITDA including noncontrolling interests is used as an indicator of the company’s performance and debt net of total cash is presented as an indicator of the company’s credit position and progress toward reducing the company’s financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company’s existing covenant ratios or any other financial measures that investors may find useful in describing the company’s financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of total cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.
(5)	Goodwill impairment charges recorded in Europe and South America Ride Performance Division.
(6)	Charges related to Pension derisking and the acceleration of restricted stock vesting in accordance with the long-term incentive plan.
(7)	Charges related to establish a reserve for settlement costs necessary to resolve the company’s antitrust matters globally.
(8)	Warranty settlement with customer.
(9)	Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.
(10)	Gain on sale of unconsolidated JV.
(11)	Costs related to Federal-Mogul acquisition.

TENNECO INC.

RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)

Unaudited

(Millions)

	Q1 2018
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$1,893	$111	$1,782	$512	$1,270
Original equipment commercial truck, off-highway and other revenues	376	22	354	102	252
Aftermarket revenues	305	5	300	—	300

Net sales and operating revenues	$2,574	$138	$2,436	$614	$1,822

	Q1 2017
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$1,720	$—	$1,720	$471	$1,249
Original equipment commercial truck, off-highway and other revenues	263	—	263	76	187
Aftermarket revenues	309	—	309	—	309

Net sales and operating revenues	$2,292	$—	$2,292	$547	$1,745

(1)	U.S. Generally Accepted Accounting Principles.
(2)	Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company’s revenues.

TENNECO INC.

RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)

Unaudited

(Millions except percents)

	Q1 2018
	Global Segments
	OE Clean Air	OE Ride Performance	Aftermarket	Total	Other	Total
Net sales and operating revenues	$1,756	$513	$305	$2,574	$—	$2,574
Less: Substrate sales	652	—	—	652	—	652

Value-add revenues	$1,104	$513	$305	$1,922	$—	$1,922

EBIT	$119	$8	$35	$162	$(45)	$117
EBIT as a % of revenue	6.8%	1.6%	11.5%	6.3%		4.5%
EBIT as a % of value-add revenue	10.8%	1.6%	11.5%	8.4%		6.1%
Adjusted EBIT	$120	$22	$37	$179	$(32)	$147
Adjusted EBIT as a % of revenue	6.8%	4.3%	12.1%	7.0%		5.7%
Adjusted EBIT as a % of value-add revenue	10.9%	4.3%	12.1%	9.3%		7.6%

	Q1 2017*
	Global Segments
	OE Clean Air	OE Ride Performance	Aftermarket	Total	Other	Total
Net sales and operating revenues	$1,555	$428	$309	$2,292	$—	$2,292
Less: Substrate sales	547	—	—	547	—	547

Value-add revenues	$1,008	$428	$309	$1,745	$—	$1,745

EBIT	$94	$27	$42	$163	$(42)	$121
EBIT as a % of revenue	6.0%	6.3%	13.6%	7.1%		5.3%
EBIT as a % of value-add revenue	9.3%	6.3%	13.6%	9.3%		6.9%
Adjusted EBIT	$103	$30	$44	$177	$(30)	$147
Adjusted EBIT as a % of revenue	6.6%	7.0%	14.2%	7.7%		6.4%
Adjusted EBIT as a % of value-add revenue	10.2%	7.0%	14.2%	10.1%		8.4%

*	Financial results for 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-Q/A for the quarter ended March 31, 2017.
(1)	U.S. Generally Accepted Accounting Principles.
(2)	Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company’s operational performance without the impact of such substrate sales.

TENNECO INC.

RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES

(2) - Original equipment commercial truck, off-highway and other revenues

Unaudited

(Millions)

	2018
	Q1
	Revenues	Substrate Sales	Value-add Revenues
OE Clean Air Division	307	109	198
OE Ride Performance Division	69	—	69

Total Tenneco Inc.	$376	$109	$267

	2017
	Q1
	Revenues	Substrate Sales	Value-add Revenues
OE Clean Air Division	211	76	135
OE Ride Performance Division	52	—	52

Total Tenneco Inc.	$263	$76	$187

(1)	U.S. Generally Accepted Accounting Principles.
(2)	Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company’s revenues.